Pricing Supplement No. 13                          Rule 424(b)(2)

Dated:  May 13, 1999                    Registration No. 333-01737

(To Prospectus dated April 24, 1996, and Prospectus Supplement dated
July 2, 1996)

                                 WELLS FARGO & COMPANY
                      (formerly known as Norwest Corporation)

                              Medium-Term Notes, Series J

                                  Floating Rate Notes



Principal Amount:            $600,000,000

Proceeds to Company:         $600,000,000

Original Issue Date:         05/18/99

Stated Maturity:             06/13/2000

Form:                        Book Entry

Floating Rate Basis:         LIBOR Telerate page 3750

Initital Interest Rate:      4.887%

Interest Payment Dates:      08/18/99, 11/18/99, 02/18/2000,
                             05/18/2000, and 06/13/2000

Regular Record Dates:        Fifteen calendar days preceding each Interest
                             Payment Date

Interest Determination
Dates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:        08/18/99, 11/18/99, 02/18/2000, and
                             05/18/2000

Index Maturity:              3-month

Spread:                      -11.3 bp

Agent:                       Morgan Stanley

Currency:                    U.S. Dollars

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Other Terms:  CUSIP #94974BAG5
              Interest reset date for 05/18/2000 is based on 1-month LIBOR index
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